United States
Securities and Exchange Commission
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

Chesapeake Utilities Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904
(Address of principal executive offices, including Zip Code)

(302) 734-6799
(Registrant's Telephone Number, including Area Code)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Directors.

On September 11, 2008, the Board of Directors of Chesapeake Utilities Corporation (the “Company”) increased the size of the board from nine to ten directors and appointed Dianna F. Morgan to fill the resulting vacancy, effective September 15, 2008. Ms. Morgan was appointed to serve as a member of the Compensation Committee. She will serve as a Class III director until the Company’s next Annual Meeting of Stockholders.

Ms. Morgan will receive $11,700 and 411 shares of the Company’s common stock, par value per share $0.4867 (a pro-rata portion of the annual non-employee director retainers of $18,500 and 650 shares for the May 2008 – May 2009 term) for her term of service from September 15, 2008 until the 2009 Annual Meeting of Stockholders. The shares will be issued to Ms. Morgan under the Directors Stock Compensation Plan (“DSCP”) and, consequently, will be fully vested as of the date of the grant. The terms of the DSCP are fully described in the Company’s Proxy Statement dated March 28, 2005, in connection with the Company’s 2005 Annual Meeting of Stockholders held on May 5, 2005, at which meeting the DSCP was approved by the Company’s stockholders. That Proxy Statement, with the DSCP attached as Exhibit C, was filed with the Securities and Exchange Commission on April 5, 2005.

A copy of the Company’s press release, which was distributed on September 15, 2008, is attached as Exhibit 99.1 and includes biographical information for Ms. Morgan.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 — Press Release of Chesapeake Utilities Corporation, dated September 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

/s/ Beth W. Cooper
——————————————
Beth W. Cooper
Senior Vice President and Chief Financial Officer

Date: September 15, 2008